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                                                                    EXHIBIT 10.5

                                                           STRICTLY CONFIDENTIAL

                               ALEC HOLDINGS, INC.
                               100 W. 11TH STREET
                               VANCOUVER, WA 98660

                                 March 12, 1999

Mr. Charles E. Robinson
29417 N.W. 11th Avenue
Ridgefield, Washington 98642

            Re:   Employment Agreement

Dear Mr. Robinson:

            This letter agreement (this "Agreement") sets forth the terms and conditions of your employment with ALEC Holdings, Inc. ("Holdings") and its wholly-owned subsidiary, ALEC Acquisition Corporation ("the Subsidiary"), effective as of the first to occur of the date of consummation of (a) the transactions contemplated by the Purchase Agreement, by and among the Subsidiary, CenturyTel of the Northwest, Inc. and CenturyTel Wireless, Inc. ("Century"), dated as of August 14, 1998 and (b) the transactions contemplated by the Asset Purchase Agreement, by and among Alaska Communications Systems, Inc. ("ACS") and the Municipality of Anchorage, dated as of October 20, 1998 (the "Effective Date"); provided that, if neither transaction is consummated, this Agreement shall be void ab initio. For purposes of this Agreement, and except where the term "Holdings" or "Subsidiary" is specifically used, Holdings and the Subsidiary shall be collectively referred to as the "Company" and all obligations of the Company as set forth herein shall be the joint and several obligations of Holdings and the Subsidiary.

      1. Employment and Services. Holdings hereby employs you as Chairman of the Board, President and Chief Executive Officer of Holdings and Subsidiary hereby employs you as Chairman of the Board, President and Chief Executive Officer of Subsidiary, for the period beginning on the Effective Date and ending upon termination pursuant to paragraph 4 (the "Employment Period"). During the Employment Period, you shall render such services to the Company and its affiliates and subsidiaries as the Boards of Directors of Holdings and the Subsidiary shall reasonably designate from time to time, and you shall devote your best efforts and full time and attention to the business of the Company. Holdings acknowledges that the Subsidiary has entered into a side letter, dated August 14, 1998 with Century (the "Side Letter") and Holdings hereby affirms that you shall not be required to undertake any obligations in connection with acquisitions inconsistent with the restrictions of such Side Letter. Holdings further agrees that you may provide consulting services to Century, as provided in your Consulting Agreement, dated December 1, 1997; provided that you hereby represent that the provision of such services shall not interfere with your fulfillment of your obligations and duties hereunder.

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      2. Compensation. The Company shall pay you an annual base salary ("Annual
Base Salary") of $500,000 during the first year of the Employment Period, subject to annual review in each year of the Employment Period thereafter (for any partial year during the Employment Period, the Annual Base Salary shall be prorated based on the number of days during such year on which you are employed by the Company). Your Annual Base Salary may be increased in years following the first year of employment but may not be decreased. As used herein, the term "Annual Base Salary" refers to the Annual Base Salary as so increased. Such Annual Base Salary shall be payable in installments in accordance with the Company's regular payroll practices.

            In addition, you will be eligible to receive an annual bonus to be awarded ninety (90) days after the end of each fiscal year, to be paid as soon as practicable but not later than one hundred twenty (120) days after the end of the fiscal year. In order to determine the amount of such bonus, the Company, acting in good faith, shall determine appropriate business targets for each fiscal year and your annual bonus shall be based upon attainment of such targets. As a benchmark for such bonuses, the Company agrees that if the Company attains the mutually determined business targets, you shall receive a bonus equal to one hundred percent (100%) of your Annual Base Salary as in effect with respect to any such fiscal year, and in the event that the Company exceeds or does not exceed the business targets, there shall be appropriate adjustments in the amount of your annual bonus. In no event, however, shall your annual bonus be less than $200,000. The determination of appropriate business targets shall take place not later than sixty (60) days subsequent to the commencement of the Company's fiscal year.

      3. Benefits. During the Employment Period, you shall be entitled to participate in the Company's fringe benefit plans, subject to and in accordance with applicable eligibility requirements, such as life and disability insurance plans and all other benefit plans (other than severance plans or arrangements) generally available to the Company's executive officers, including relocation of personal residence benefits to the extent such relocation request would otherwise constitute Good Reason within the meaning of paragraph 4, in accordance with the terms of any such plans or policies as in effect from time to time during the Employment Period. In addition, the Company will reimburse your reasonable out-of-pocket expenses incurred in connection with the performance of your services hereunder, in each case consistent with Company policy. In addition, during the Employment Period, you shall be entitled to annual vacation of not less than two (2) weeks.

      4. Termination and Severance. The Employment Period shall terminate on the first to occur of (i) ninety (90) days following written notice by you to the Company of your resignation without Good Reason, (it being understood that you will continue to perform your services hereunder during such ninety (90) day period), (ii) thirty (30) days following written notice by you to the Company of your resignation with Good Reason during the Employment Period or following a Change in Control (it being understood that you will continue to perform your services hereunder during such thirty (30) day period), (iii) your death or Disability, (iv) a vote of the Board of Holdings or the Subsidiary directing such termination for Cause, (v) a vote of the Board of Holdings or the Subsidiary directing such termination without Cause, or (vi) the third anniversary or the Effective Date (the "Scheduled Expiration Date"); provided, however,

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that the Scheduled Expiration Date shall be automatically extended for successive one-year periods unless, at least ninety (90) days prior to the then-current Scheduled Expiration Date, either the Company or you shall give written notice to the other of an intention not to extend the Employment Period. In the event of termination of the Employment Period pursuant to clause (ii) or
(v) above, the Company shall concurrently with such termination make a lump-sum payment to you equal to the sum of (x) one times your Annual Base Salary plus
(y) one times your most recent annual bonus payment paid pursuant to paragraph 2 hereof, and, notwithstanding anything to the contrary in the Holdings' 1999 Stock Incentive Plan or any other plan or agreement pursuant to which you have been granted options to purchase shares of Holdings common stock, upon such termination, such number of then-unvested options shall vest as are necessary to vest at least one-third of all options granted to you on or following the Effective Date. In addition, you shall be entitled to reimbursement of the cost of continuing your health insurance coverage under COBRA for the twelve (12) month period following such a termination. Except as otherwise set forth in this paragraph 4 or pursuant to the terms of employee benefit plans in which you participate pursuant to paragraph 3, you shall not be entitled to any compensation or other payment from the Company in connection with termination of your employment hereunder; however, in the event that the Company shall give you notice of its intention not to extend the Employment Period, you shall receive twelve (12) months of your Annual Base Salary plus one times your most recent annual bonus payment paid pursuant to paragraph 2 hereof, as well as reimbursement for the cost of continuing your health insurance coverage under COBRA for such period, in a lump sum within thirty (30) days of the expiration of the then Employment Period.

            For purposes of this agreement, the following definitions will apply: (a) "Good Reason" shall mean: (i) the assignment of you by the Company to any duties materially inconsistent with, or a material diminution of, your position, including duties, title, offices, or responsibilities; or (ii) the transfer, without your concurrence, of your principal place of employment to a geographic location more than 100 miles from both your current personal residence and from the location of your current principal place of employment;
(b) "Cause" shall mean: (i) your willful failure to comply with lawful directions of the Boards of the Company after written notice; (ii) fraud, misappropriation or embezzlement by you; or (iii) a material breach of this Agreement (other than due to physical or mental illness) that is not cured within thirty (30) days after receiving written notice from either the Board of Holdings or of the Subsidiary of your specific failure to perform your duties;
(c) "Change in Control" shall mean: (i) the acquisition by any person or group (as that term is used in Regulation 13D under the Securities Exchange Act of l934, as amended), other than Fox Paine & Company, LLC or any of its affiliates, of beneficial ownership of a majority or more of the Company's outstanding voting securities: or (ii) any sale, lease, exchange or other transfer in one transaction or a series of selected transactions, other than a transfer to an entity which is majority controlled by Fox Paine & Company, LLC or any affiliate thereof or an entity with substantially the same equity holders as immediately prior to such transfer, of all or substantially all of the assets of the Company or its operating subsidiaries (taken together), or any plan for the liquidation or dissolution of the Company; and (d) "Disability" shall mean that for a period of six (6) consecutive months in any twelve (12) month period you are incapable of substantially fulfilling the duties of your positions as set forth in paragraph 1 because of physical, mental or emotional incapacity resulting from injury, sickness or disease. Any

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question as to the existence or extent of the Disability upon which you and the
Company cannot agree shall be determined by a qualified, independent physician selected by the Company. The determination of any such physician shall be final and conclusive for all purposes; provided, however, that you or your legal representatives shall have the right to present to such physician such information as to such Disability as you or they may deem appropriate, including the opinion of your personal physician.

      5. Confidential Information. You acknowledge that information obtained by you while employed by the Company or any affiliate thereof (including as a consultant to Fox Paine & Company, LLC or as an employee of LEC Consulting Corporation) concerning the business or affairs of (i) the Company, its affiliates and subsidiaries or (ii) any enterprise which is the subject of an actual or potential transaction, including, without limitation, the proposed divestitures by GTE Corp. and US West, Inc. (a "Potential Transaction"), considered, evaluated, reviewed or otherwise made known to Fox Paine & Company, LLC, the Company, its affiliates or subsidiaries, or you ("Confidential Information") is the property of the Company. You shall not, without the prior written consent of the Boards of the Company, disclose to any person or use for your own account any Confidential Information except (i) in the normal course of performance of your duties hereunder, (ii) to the extent necessary to comply with applicable laws (provided that you shall give the Company prompt notice prior to any such disclosure), or (iii) to the extent that such information becomes generally known to and available for use by the public other than as a result of your acts or omissions to act. Upon termination of your employment or at the request of the Board of Holdings or of the Subsidiary at any time, you shall deliver to the respective Boards all documents containing Confidential Information or relating to the business or affairs of the Company that you may then possess or have under your control.

      6. Non-Competition; Non-Solicitation.

            a. Non-Competition. You acknowledge that you are and will be in possession of Confidential Information and that your services are of unique and great value to the Company. Accordingly, from the Effective Date until the expiration of the period ending twelve (12) months from the effective date of the termination of your employment with the Company or its affiliated companies (the "Non-Compete Period"), you shall not, without the prior written consent of the Board of Holdings, directly or indirectly own, invest (equity or debt) in, manage, control, participate in, consult with, advise, render services to, or in any manner engage in, or be connected as an employee, officer, partner, director, consultant or otherwise with, (i) any enterprise engaged in the provision of local exchange or wireless telecommunications services in any state in which (A) the Company, its affiliates or subsidiaries, or (B) any entity which is a party to an acquisition agreement with the Company, its affiliates or subsidiaries, is engaged in the provision of local exchange or wireless telecommunications services, or (ii) any enterprise which is the subject of a Potential Transaction made known to the Company, its affiliates or subsidiaries, or you during or at any time prior to the termination of this Agreement, is engaged in the provision of local exchange or wireless telecommunications services, (a "Competitive Business"). Nothing herein shall prohibit you from being a passive owner of not more than one percent (1%) of any publicly-traded class of capital stock of any entity engaged in a Competitive Business.

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            b. Non-Solicitation. During the Non-Compete Period, you shall not directly or indirectly induce or attempt to induce any employee of the Company or its affiliates or subsidiaries to terminate, or in any way interfere with, the relationship between the Company or its affiliates or subsidiaries and any employee thereof, nor shall you directly or indirectly solicit or attempt to solicit business from any customer or supplier of the Company or its affiliates or subsidiaries.

            c. Scope of Restriction. If, at the time of enforcement of this paragraph 6, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

      7. Survival. Any termination of your employment or of this Agreement shall have no effect on the continuing operation of paragraph 5 or 6 for the periods specified therein.

      8. Indemnification. The Company agrees to indemnify you and hold you harmless from, any and all claims arising from or relating to your status as an employee, officer, director or agent of the Company, its affiliates, or subsidiaries, to the fullest extent permitted by Delaware law other than claims arising from your gross negligence.

      9. Waiver of Claims. You agree as a condition to your receipt of any termination or severance benefits pursuant to paragraph 4 hereof, you will agree to waive, discharge and release any and all claims, demands and causes of action, whether known or unknown, against the Company, its affiliates and subsidiaries, and their respective current and former directors, officers, employees, attorneys and agents arising out of, connected with or incidental to your employment or other dealings with the Company, its affiliates or subsidiaries, which you or anyone acting on your behalf might otherwise have had or asserted and any claim to any compensation or benefits from your employment with the Company or its affiliates (other than employee benefits to be provided pursuant to the terms of paragraph 4 hereof or of any employee benefit plans set forth in paragraph 3 hereof). Notwithstanding anything contained herein to the contrary, no termination or severance payments shall be made under this Agreement or otherwise until such time as you have delivered an executed release of claims and any applicable revocation periods under state or federal law have expired.

      10. Governing Law, This Agreement and all questions concerning the construction, validity and interpretation of this Agreement shall be governed by and determined in accordance with the internal law, and not the law of conflicts, of the State of Delaware.

      11. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given, if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address set forth herein, or such other address as may hereafter be furnished to the other party by like notice. Notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee if delivered other than by mail, and in the case of

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mail, upon the depositing of the same in the United States mail as above stated
(as evidenced, in the case of registered or certified mail, by the date noted on the return receipt). Notices shall be addressed as follows:

                  If to the Executive:    Mr. Charles E. Robinson
                                          29417 N.W. 11th Avenue
                                          Ridgefield, Washington 98642

                  If to the Company:      ALEC Holdings, Inc.
                                          100 W. 11th Street
                                          Vancouver, WA 98660
                                          Attention: Secretary

                  with a copy to:         Fox Paine & Company, LLC
                                          950 Tower Lane
                                          Suite 1950
                                          Foster City, CA 94404
                                          Attention: W. Dexter Paine

      12. Separability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

      13. Successors and Assigns; Assignment of Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and the respective successors and assigns of the parties hereto. As used in this Agreement, "Company," "Holdings" and the "Subsidiary" shall mean the Company, Holdings and the Subsidiary as hereinbefore defined and any successors to their businesses and/or assets as aforesaid which assume and agree to perform this Agreement by operation of law, or otherwise. This Agreement is personal to you and without the prior written consent of the Company shall not be assignable by you otherwise than by will or the laws of descent and distribution.

      14. Waiver. The failure of any party to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder. No term or provision of the Agreement may be waived unless such waiver is in writing and signed by the party against whom such waiver is sought to be enforced.

      15. Entire Agreement. This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter contemplated herein and supersedes all prior

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agreements, whether written or oral, between the parties, relating to the subject matter hereof. This Agreement shall not be modified except in writing executed by all parties hereto.

      16. Captions. Titles or captions of paragraphs contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

      17. Counterparts. For the purpose of facilitating proving this Agreement, and for other purposes, this Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

            Please execute the extra copy of this letter Agreement in the space below and return it to the undersigned at the address set forth above to confirm your understanding and acceptance of the agreements contained herein.

                                        Very truly yours,

                                        ALEC HOLDINGS, INC.

                                        By: /s/ Wesley E. Carson
                                            ------------------------------------
                                            Name:  Wesley E. Carson
                                            Title: Executive Vice President


                                        ALEC ACQUISITION CORPORATION

                                        By: /s/ Wesley E. Carson
                                            ------------------------------------
                                            Name:  Wesley E. Carson
                                            Title: Executive Vice President


Accepted and agreed to:


/s/ Charles E. Robinson
--------------------------
Charles E. Robinson

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